Exhibit 10.6

Execution Version

Equipment Purchase Agreement

- - - BY AND BETWEEN - - -

BAYONNE PLANT HOLDING, L.L.C.,

a Delaware limited liability company,

and

FERMI EQUIPMENT HOLDCO, LLC

a Delaware limited liability company.

Dated: June 26, 2025

EQUIPMENT PURCHASE AGREEMENT

This Equipment Purchase Agreement (this “Agreement”), dated as of June 26, 2025 (the “Closing Date”), is entered into between Bayonne Plant Holding, L.L.C., a Delaware limited liability company (“Seller”), and Fermi Equipment Holdco, LLC, a Delaware limited liability company (“Buyer” and, together with Seller, the “Parties” and, each, a “Party”).

RECITALS

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller the assets listed in Exhibit A (the “Purchased Assets”), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

Article I

Purchase and Sale

Section 1.01 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein and in exchange for receipt of the Purchase Price (as defined in Section 1.02), Seller hereby sells, conveys, assigns, transfers, and delivers to Buyer, and Buyer hereby purchases from Seller, all of Seller’s right, title, and interest in and to the Purchased Assets, free and clear of any mortgage, pledge, lien, charge, security interest, equitable interest, restriction, claim or other encumbrance (“Encumbrance”).

Section 1.02 Purchase Price. The aggregate purchase price to be paid by Buyer to Seller for the Purchased Assets shall be US $18,000,000 (the “Purchase Price”). The Purchase Price will be paid by wire transfer of free and clear funds, on an irrevocable, fully earned, and non-refundable basis, pursuant to the wire instructions attached as Exhibit B.

Section 1.03 Closing. The closing of the sale contemplated by this Agreement (the “Closing”) shall be deemed to occur at 12:01 a.m., Eastern time on the Closing Date.

Section 1.04 Closing Deliverables.

(a) Upon receipt of the Purchase Price, Seller is delivering to Buyer the following:

(i) a bill of sale in the form of Exhibit C attached hereto (the “Bill of Sale”) and duly executed by Seller, transferring the Purchased Assets to Buyer;

(ii) the certificate of the Seller’s Secretary (or equivalent officer) in the form of Exhibit D;

(b) Buyer is delivering, or cause to be delivered, to Seller the following:

(i) The Purchase Price;

(ii) An executed counterpart of the Bill of Sale executed by Buyer; and

(iii) the certificates of the Buyer’s Secretary (or equivalent officer) in the form of Exhibit E.

Article II

no warranties of condition

THE PURCHASED ASSETS ARE HEREBY SOLD “AS IS, WHERE IS AND WITH ALL FAULT”. BUYER ACKNOWLEDGES THAT THE PURCHASED ASSETS ARE CURRENTLY INOPERABLE AND REQUIRE SUBSTANTIAL INVESTMENT AND REPAIR BY BUYER TO RETURN TO OPERABILITY. SELLER MAKES NO WARRANTY, STATUTORY, EXPRESSED OR IMPLIED, WITH RESPECT TO THE MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION, QUALITY OR DURABILITY OF THE PURCHASED ASSETS OR ANY PART THEREOF. BUYER HEREBY FOREVER RELEASES SELLER FROM ANY LIABILITY, CLAIM, LOSS, DAMAGE, COST OR EXPENSE, FORESEEN OR UNFORESEEN, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE, ARISING FROM OR IN CONNECTION WITH THE CONDITION OF THE PURCHASED ASSETS OR ANY USE THEREOF AND BUYER EXPRESSLY WAIVES ANY IMPLIED WARRANTIES (A) AGAINST DEFECTS OR VICES OR HIDDEN OR LATENT DEFECTS WITHIN THE PURCHASED ASSETS, (B) THE PURCHASED ASSETS BEING FIT FOR THEIR ORDINARY USE OR FOR BUYER’S INTENDED USE OR PARTICULAR PURPOSE, (C) THE PRESENCE OF ASBESTOS AND OTHER HAZARDOUS SUBSTANCES IN THE PURCHASED ASSETS, (D) THE COST OF RETURNING THE PURCHASED ASSETS TO OPERABILITY OR FROM REMOVING AND TRANSPORTING THE PURCHASED ASSETS OR (E) ANY OTHER MATTER RELATED TO THE PHYSICAL CONDITION OR FITNESS OF THE PURCHASED ASSETS, AND BUYER HEREBY RELEASES SELLER FROM ANY AND ALL LIABILITY IN CONNECTION THEREWITH. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS ARTICLE II SHALL LIMIT OR DISCLAIM ANY EXPRESS REPRESENTATIONS OR WARRANTIES OF SELLER SET FORTH IN THIS AGREEMENT.

Article III

Representations and warranties of sELLER

Seller represents and warrants to Buyer that the statements contained in this ARTICLE III are true and correct as of the Closing Date:

Section 3.01 Organization and Authority of Seller. Seller is a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Seller has full power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and the Bill of Sale (collectively, the “Transaction Documents”), the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Seller’s governing body. The Transaction Documents constitute legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

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Section 3.02 Non-Contravention. The execution, delivery, and performance by Seller of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of formation or other governing documents of Seller; (b) violate or conflict with any provision of any statute, law, ordinance, regulation, rule, code, constitution, treaty, common law, other requirement, or rule of law (collectively, “Law”) of any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any arbitrator, court, or tribunal of competent jurisdiction (collectively, “Governmental Authority”) or any order, writ, judgment, injunction, decree, stipulation, determination, penalty, or award entered by or with any Governmental Authority (“Governmental Order”) applicable to Seller or the Purchased Assets; (c) require the consent, notice, declaration, or filing with or other action by any Person or require any permit, license, or Governmental Order; (d) violate or conflict with, result in the acceleration of, or create in any Person the right to accelerate, terminate, modify, or cancel any contract to which Seller is a party or by which Seller is bound or to which any of the Purchased Assets are subject; or (e) result in the creation or imposition of any Encumbrance on the Purchased Assets. “Person” means an individual, firm, body corporate (wherever incorporated), partnership, limited liability company, association, joint venture, trust or other entity or organization, including a Governmental Authority.

Section 3.03 Contractual Liabilities. There are no contractual liabilities or obligations of Seller that will become obligations or liabilities of Buyer with respect to the Purchased Assets.

Section 3.04 Title to Purchased Assets. Seller has good and valid title to all of the Purchased Assets, free and clear of Encumbrances.

Section 3.05 Legal Proceedings; Governmental Orders.

(a) Except as set forth in Schedule 3.05 of the Disclosure Schedules attached hereto as Exhibit H (the “Disclosure Schedules”), there are no claims, actions, causes of action, demands, lawsuits, arbitrations, inquiries, audits, notices of violation, proceedings, litigation, citations, summons, subpoenas, or investigations of any nature, whether at law or in equity (collectively, “Actions”) pending or, to Seller’s knowledge, threatened against or by Seller: (i) relating to or affecting the Purchased Assets; or (ii) that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b) There are no outstanding Governmental Orders against, relating to, or affecting the Purchased Assets.

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Section 3.06 Ad Valorem Taxes. All Ad Valorem Taxes due and owing by Seller in connection with the Purchased Assets with respect to tax years ending prior to 2025 and all installments of Ad Valorem Taxes due and owing by Seller in connection with the Purchased Assets through the Closing Date have been timely paid. No extensions or waivers of statutes of limitations have been given or requested with respect to any such Ad Valorem Taxes of Seller. All returns for Ad Valorem Taxes required to be filed by Seller with respect to the Purchased Assets for any tax periods ending prior to 2025 have been, or will be, timely filed. Such tax returns are, or will be, true, complete, and correct in all respects.

Section 3.07 Brokers. Seller has not engaged any broker, finder, or investment banker in connection with the sale of the Purchased Assets that is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document.

Section 3.08 Hazardous Materials. To the actual knowledge, without any duty of inquiry, of Christopher Partridge, the Purchased Assets do not contain any friable asbestos or other hazardous materials in a form or condition that would require remediation, abatement, or special handling under applicable environmental laws as a result of Buyer’s removal of the Purchased Assets from Seller’s Site.

Section 3.09 No Other Warranties. Except as expressly and specifically set forth in this Article III, neither Seller nor any of its directors, officers, employees, consultants, counsel, accountants, contractors, and other agents (“Representatives”) has made or is making, any express or implied representation or warranty whatsoever to Buyer with respect to the Purchased Assets or any other matter, at law or in equity, and Seller expressly disclaims any such other representations or warranties.

Article IV

Representations and Warranties of Buyer

Buyer represents and warrants to Seller that the statements contained in this ARTICLE IV are true and correct as of the Closing Date:

Section 4.01 Organization and Authority of Buyer. Buyer is a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Buyer has full power and authority to enter into the Transaction Documents, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of the Transaction Documents, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of Buyer. The Transaction Documents constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.02 Non-Contravention. The execution, delivery, and performance by Buyer of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of formation or other organizational documents of Buyer; (b) violate or conflict with any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice, declaration, or filing with or other action by any Person or require any permit, license, or Governmental Order.

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Section 4.03 No Reliance. Except as expressly and specifically set forth in Article III, neither Seller, its Affiliates nor any of their respective Representatives or agents has made, and is not making and shall not be construed as having made or making, and Buyer has not relied upon, any express or implied representation or warranty whatsoever to Buyer, at law or in equity, with respect to the Purchased Assets or any other matter. “Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

Section 4.04 Brokers. Buyer has not engaged any broker, finder, or investment banker in connection with the sale of the Purchased Assets that is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document.

Section 4.05 Legal Proceedings. There are no Actions pending or, to Buyer’s knowledge, threatened against or by Buyer that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 4.06 No Use in New Jersey. Buyer will, following completion of the Pick Up, cause the Purchased Assets to be transported to and used in a state other than New Jersey.

Article V

Covenants

Section 5.01 Public Announcements. Unless otherwise required by applicable Law, neither Party shall make any public announcements in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed), and the Parties shall cooperate as to the timing and contents of any such announcement.

Section 5.02 Transfer Taxes. Provided that Buyer does not breach its representation and warranty in Section 4.06, all New Jersey transfer, documentary, sales, use, stamp, registration, and other such taxes incurred in connection with the Transaction Documents and the transactions implemented thereunder (“New Jersey Transfer Taxes”), if any, shall be borne and paid by Seller when due (or, if Buyer pays such New Jersey Transfer Taxes, Seller shall reimburse Buyer within 30 days of receiving an invoice for the amount of such payment). All other states’ transfer, documentary, sales, use, stamp, registration, and other such taxes incurred in connection with the Transaction Documents and the transactions implemented thereunder (“Other Transfer Taxes”), if any, shall be borne and paid by Buyer when due (or, if Seller pays such Other Transfer Taxes, Buyer shall reimburse Seller within 30 days of receiving an invoice for the amount of such payment). Each of Seller and Buyer shall, to the extent it is required under Law, and at its own expense, timely file any tax return or other document with respect to New Jersey Transfer Taxes and Other Transfer Taxes (collectively, “Transfer Taxes”) (and each Party shall cooperate with the other with respect thereto as necessary). If a Party believes it is required to collect any Transfer Taxes from the other Party at any time and that the other Party is responsible for such Transfer Taxes under this Section 5.02, the Party under the collection duty shall notify the other Party, and the Parties shall cooperate to identify any exemptions, reductions or refunds of Transfer Taxes and each Party shall provide to the other Party any documentation reasonably requested by such other Party that is required to apply for and/or receive such exemption, reduction or refund. To the extent a Party collects any Transfer Taxes from the other Party, the collecting Party shall timely remit such Transfer Taxes to the appropriate governmental taxing authority.

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Section 5.03 Pick Up.

(a) Within 25 business days after the Closing Date, Seller shall, at Seller’s expense, disconnect the Purchased Assets from all electrical, water, steam, gas and other utility lines. Seller shall provide five business days’ notice to Buyer of the date(s) when disconnections will commence and Buyer shall have the right to have personnel on site to observe the disconnection work. If, however, Buyer’s Representatives are not available on the scheduled dates, Seller may proceed with its disconnection work. When this work is complete, Seller shall notify Buyer (the “Removal Commencement Notice”) that Buyer may commence dismantling and removing the Purchased Assets from the portion of Seller’s Bayonne, New Jersey facility depicted on Exhibit I (the “Seller’s Site”).

(b) Following delivery of the Removal Commencement Notice to Buyer, Seller shall grant Buyer and its agents reasonable access to the Seller’s Site during normal business hours to disassemble, stage and remove the Purchased Assets, and Seller shall cooperate in good faith with Buyer’s designated logistics provider to facilitate safe and timely removal. During this removal process, Seller will provide Buyer’s contractors with the use of Seller’s gantry cranes if needed in the removal. During periods of Buyer’s access for crating and removal operations, and at Buyer’s reasonable request with reasonable advance notice, Seller shall make available its relevant technical personnel at Seller’s Site for the purpose of assisting with real-time logistical issues and facilitating safe and orderly removal of the Purchased Assets. Buyer shall, at the Buyer’s expense, promptly repair any damage to Seller’s Site or any equipment therein caused by Buyer’s removal activities.

(c) Buyer shall be responsible, at Buyer’s expense, for making all necessary arrangements to have the Purchased Assets (i) packed, crated, and otherwise prepared for removal from Seller’s Site, and (ii) removed from the Seller’s Site. Seller will provide an out-of-doors temporary lay-down area for temporary storage of the components of the Purchased Assets during the removal process. Buyer shall be entitled, with Seller’s prior written consent not to be unreasonably withheld, to make temporary modifications to the structure of Seller’s buildings at Seller’s Site to the extent reasonably necessary to access and remove the Purchased Assets. Buyer must, however, restore Seller’s buildings to their condition prior to the modification once Buyer completes removal of the Purchased Assets. Upon determining that such a modification is necessary, Buyer shall submit a written request for Seller’s consent which shall include a description of the proposed modifications and a good faith estimate of their cost (the “Estimated Restoration Cost”) of restoring such structures to their condition before Buyer’s modification. If Seller provides the requisite consent, Buyer will deposit the Estimated Restoration Cost with Seller (the “Restoration Deposit”) to be released by Seller to Buyer once Buyer has completed the required restoration work to Seller’s reasonable satisfaction. If Buyer fails to complete the required restoration work to Seller’s reasonable satisfaction prior to expiration of the deadline for completing the Pick Up in Section 5.03(d), Seller may perform the required restoration work and deduct the cost from the Restoration Deposit provided, however, that (i) if Seller’s cost of completing the required restoration work is less than the Restoration Deposit, Seller shall return the unused portion of the Restoration Deposit to Buyer within 30 days of competing the required restoration work and (ii) if Seller’s cost of completing the required restoration work is more than the Restoration Deposit, Buyer shall pay the cost in excess of the Restoration Deposit to Seller within 30 days of receiving Seller’s invoice for such amount, accompanied by reasonable supporting documentation. The Parties shall cooperate in good faith to minimize the cost and structural impact of any modification of Seller’s buildings.

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(d) Buyer shall be entitled to complete the physical removal and pickup of the Purchased Assets (the “Pick Up”) within a period of up to 90 days following Buyer’s receipt of the Removal Commencement Notice and shall use commercially reasonable efforts to do so as promptly as practicable. If Buyer fails to complete removal of all of the Purchased Assets by such deadline or fails to clean up and remove any resulting debris or waste materials at Seller’s Site, Seller may, without payment to Buyer, dispose of the remaining unremoved Purchased Assets and any debris or waste materials left by Buyer, and Buyer shall reimburse Seller for any resulting costs incurred within 30 days of receiving Seller’s invoice for such costs.

(e) Risk of loss for the Purchased Assets shall transfer to Buyer at 12:01 a.m. on the Closing Date. Any damage to or loss of the Purchased Assets suffered on or after the Closing Date shall, even if caused by Seller or its Affiliates or contractors, be Buyer’s responsibility, except to the extent caused by (i) the willful misconduct of Seller or its Affiliates or Representatives or (ii) to the extent the resulting damage was not covered by Buyer’s insurance, the gross negligence of Seller or its Affiliates or Representatives. In the event of damage to or loss of the Purchased Assets while at Seller’s Site following on or after the Closing Date, Buyer’s sole recourse shall be against its own insurance except as provided in the preceding sentence.

Section 5.04 Maintenance of Insurance. Buyer, at its sole cost and expense, shall maintain the insurance described on Exhibit F (the “Required Insurance”) commencing on the Closing Date and continuing through the date upon which Buyer completes the Pick Up and related removal of waste and debris from Seller’s Site in accordance with Section 5.03. Buyer shall provide certificates of insurance evidencing the Required Insurance to Seller before accessing Seller’s Site and shall provide updated certificates of insurance as necessary to evidence the Required Insurance throughout the required coverage period.

Section 5.05 Seller Site Activities. Buyer shall cause each of its contractors who enter Seller’s Site to work on removal of the Purchased Assets to comply with all rules and regulations imposed by Seller concerning access, work hours, non-interference with Seller’s and its Affiliates’ other business activities, and other matters reasonably required by Seller. Buyer shall further cause each such contractor to execute and deliver Seller’s access agreement attached as Exhibit G.

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Section 5.06 Removal Related Claims. If, during Buyer’s removal of the Purchased Assets from Seller’s Site, Buyer or its contractors damage Seller’s Site or the equipment of Seller or its Affiliates (which does not include the Purchased Assets) or injure or kill any of Seller’s, its Affiliates’, or Buyer’s employees or contractors, Buyer shall indemnify Seller and its Affiliates against any resulting Losses (“Removal Related Claims”) under ARTICLE VI below.

Section 5.07 Further Assurances. Following the Closing, each of the Parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

Article VI

Indemnification

Section 6.01 Survival. All representations, warranties, covenants, and agreements contained herein and all related rights to indemnification shall survive the Closing.

Section 6.02 Indemnification by Seller. Subject to the other terms and conditions of this ARTICLE VI, Seller shall indemnify and defend Buyer and its Representatives, (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, any and all losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees (collectively, “Losses”), incurred or sustained by, or imposed upon, the Buyer Indemnitees to the extent resulting from:

(a) any inaccuracy in or breach of any of the express representations or warranties of Seller contained in this Agreement, any schedule or exhibit related thereto, or any other Transaction Document as of the Closing Date;

(b) any loss to or damage of the Purchased Assets on or following the Closing Date or the injury or death of any of Seller’s or its Affiliates’ employees or contractors or any Buyer Indemnitee, in each case to the extent caused by (i) the willful misconduct of Seller or its Affiliates or Representatives or (ii) if the resulting damage was not covered by Buyer’s insurance, the gross negligence of Seller or its Affiliates or Representatives;

(c) provided that Buyer does not breach its representation and warranty in Section 4.06, any New Jersey Transfer Taxes related to the transactions contemplated by this Agreement;

(d) any Ad Valorem Taxes relating to the Purchased Assets accruing before the Closing Date; or

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(e) subject to Section 5.03(e), any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Seller pursuant to this Agreement or any other Transaction Document.

Section 6.03 Indemnification by Buyer. Subject to the other terms and conditions of this ARTICLE VI, Buyer shall indemnify and defend each of Seller and its Affiliates (including Bayonne Industries LLC and IMTT-Bayonne LLC) and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, or with respect to:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or any other Transaction Document as of the Closing Date;

(b) any Ad Valorem Taxes relating to the Purchased Assets accruing on and after the Closing Date;

(c) any Other Transfer Taxes related to the transactions contemplated by this Agreement;

(d) any loss to or damage of the Purchased Assets on or following the Closing Date (except to the extent caused by (i) the willful misconduct of Seller or its Affiliates or Representatives or (ii) if the resulting damage was not covered by Buyer’s insurance, the gross negligence of Seller or its Affiliates or Representatives);

(e) any Removal Related Claims (except to the extent caused by (i) the willful misconduct of Seller or its Affiliates or Representatives or (ii) if the resulting damage was not covered by Buyer’s insurance, the gross negligence of Seller or its Affiliates or Representatives);

(f) any claims related to the presence of asbestos or other hazardous substances in the Purchased Assets that arise or accrue during removal of the Purchased Assets from Seller’s Site or after such removal; or

(g) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Buyer pursuant to this Agreement.

Section 6.04 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the Party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other Party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

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Section 6.05 Exclusive Remedy. Each Party acknowledges and agrees that, to the maximum extent permitted by applicable Law, the indemnification provisions of this ARTICLE VI shall be the sole and exclusive remedy for breaches of representations and warranties contained in this Agreement or the other Transaction Documents, the failure or non-performance of any covenants or agreements contained in this Agreement or the other Transaction Documents, and any other claim in connection with the purchase and sale of the Purchased Assets, this Agreement or the other Transaction Documents.

Section 6.06 Limitation of Liability. Notwithstanding anything to the contrary in this Agreement or the other Transaction Documents, in no event shall either Party be liable to the other for any consequential, incidental, special, indirect, punitive, or exemplary damages, or for any lost profits, lost revenue, business interruption, or loss of goodwill, whether arising in contract, tort (including negligence), strict liability, or otherwise, even if such damages were foreseeable or the Party was advised of the possibility of such damages. The liability of each Party under this Agreement and the other Transaction Documents shall be limited to the actual damages suffered by the other Party as a direct result of a breach of this Agreement or the other Transaction Documents. The limitations set forth in this Section 6.06 shall apply regardless of the nature of the claim (whether in contract, tort, or otherwise), and shall apply even if the exclusive remedy under this Agreement fails of its essential purpose.

Section 6.07 Mitigation of Damages. Each Party agrees to take all commercially reasonable efforts to mitigate any damages, losses, or costs arising from any breach or failure to perform this Agreement.

Article VII

Miscellaneous

Section 7.01 Expenses. Except as expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

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Section 7.02 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.02):

If to Seller:	Bayonne Plant Holding, L.L.C. 400 Poydras Street Suite 3000 New Orleans, LA 70130 Attention: Shaun Revere Email: shaunrevere@imtt.com

with a copy to: (which shall not constitute notice)	Richard Jurisich International-Matex Tank Terminals LLC 400 Poydras Street Suite 3000 New Orleans, LA 70130 Email: richardjurisich@imtt.com

If to Buyer:	Fermi Equipment Holdco, LLC 3501 Armstrong Avenue Dallas, Texas 75205 Attention: Toby Neugebauer Email: Toby@fermiamerica.com Attention: Griffin Perry Email: Griffin@fermiamerica.com

with a copy to: (which shall not constitute notice)	Holland & Knight LLP 811 Main Street, Suite 2500 Houston, TX 77002 Attention: Ram Sunkara Email: Ram.Sunkara@hklaw.com Attention: Joshua L. Belcher Email: Joshua.Belcher@hklaw.com

Section 7.03 Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.04 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 7.05 Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the documents to be delivered hereunder, the Exhibits, and the Disclosure Schedules, this Agreement will control.

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Section 7.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. Any purported assignment in violation of this Section 7.06 shall be null and void. No assignment shall relieve the assigning Party of any of its obligations hereunder.

Section 7.07 No Third-Party Beneficiaries. Except as provided in ARTICLE VI, this Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express, or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.08 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party hereto. No waiver by either Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by either Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 7.09 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New Jersey without giving effect to any choice or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdiction). Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement, the other Transaction Documents, or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America sitting in New Jersey or the courts of the State of New Jersey in each case located in the judicial district in which Seller’s Site is located, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

Section 7.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Remainder of page intentionally left blank]

12

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Closing Date by their respective officers thereunto duly authorized.

SELLER

Bayonne Plant Holding, L.L.C.

By	/s/ Christopher Partridge
Name:	Christopher Partridge
Title:	Authorized Officer

BUYER

Fermi Equipment Holdco, LLC

By	/s/ Griffin Perry
Name:	Griffin Perry
Title:	Authorized Officer

EXHIBIT A	PURCHASED ASSETS

EXHIBIT B	SELLER WIRE INSTRUCTIONS

EXHIBIT C	FORM OF BILL OF SALE

EXHIBIT D	SELLER CERTIFICATE

EXHIBIT E	BUYER CERTIFICATE

EXHIBIT F	REQUIRED INSURANCE

EXHIBIT G	FORM OF CONTRACTOR ACCESS AGREEMENT

EXHIBIT H	DISCLOSURE SCHEDULES

EXHIBIT I	SELLER’S SITE

[Signature Page to Equipment Purchase Agreement]

Exhibit A

PURCHASED ASSETS

1.	Three (3) GE FR6B - 43,450 KVA, 60 Hz, Gas Turbine Generators (the “GE FR6B Gas Turbine Generators”) and all related ancillary systems exclusively servicing such generators, which include, but are not limited to, the air intake filters and ducting, exhaust plenums, the first sections of exhaust transition ducts, enclosures and supporting structures.

2.	One (1) GE Steam Turbine Generator Unit 198043 - 75,000 KVA, 60Hz (the “GE Steam Turbine Generator Unit”) and all related ancillary systems exclusively servicing such generators, which include, but are not limited to, the related major steam valves, conditioners, coolers, condensers, condensate pumps, circulating water pumps, major water valves, and associated support structures.

3.	All high and medium voltage breakers and switches and any associated control panels and cabinets that, in each instance, exclusively service the GE FR6B Gas Turbine Generators and GE Steam Turbine Generator Unit located at Seller’s Site.

4.	All associated spare parts, tools, consumables, and vendor-provided equipment kits for the GE FR6B Gas Turbine Generators and GE Steam Turbine Generator Unit, including, but not limited to, starter control oil modules, lube oil pumps, conditioners, coolers, and all associated instrumentation and transmitters, whether installed, in storage, or otherwise located at Seller’s Site.

5.	All associated operating manuals, maintenance logs, OEM documentation, schematics, writing diagrams, and as-built drawings for the GE FR6B Gas Turbine Generators and GE Steam Turbine Generator Unit, to the extent in Seller’s possession or control.

6.	All skid-mounted and stand-alone power island support equipment used in connection with the operation and maintenance of the GE FR6B Gas Turbine Generators and GE Steam Turbine Generator Unit.

7.	All fan motors and gear boxes associated with the cooling towers, excluding the cooling tower structures themselves, fan blades, and short stacks.

8.	All steam/water drums associated with the HRSGs, excluding the HRSG units themselves and any associated heat exchange tubing.

9.	Any and all other equipment, tools, components, and infrastructure located at the Seller’s Site and used exclusively in connection with the operation, maintenance, or support of the power generation units described above, whether or not specifically listed herein.

PROVIDED, HOWEVER, THAT ALL OF THE FOREGOING ASSETS EXCLUDE (I) SELLER’S STEAM BOILERS, (II) ALL EQUIPMENT, TOOLS, AND INSTALLATIONS USED TO SUPPORT AND OPERATE SELLER’S STEAM BOILERS, AND (III) ANY EQUIPMENT AND INSTALLATIONS, SUCH AS LIGHTING, ELECTRICAL BOXES AND CONDUITS, AND PLUMBING USED TO SUPPORT OR OPERATE THE BUILDINGS AT SELLER’S SITE, EVEN IF SUCH EQUIPMENT AND INSTALLATIONS ALSO SUPPORT THE POWER GENERATION EQUIPMENT DESCRIBED ABOVE.

Exhibit B

SELLER WIRE INSTRUCTIONS

WELLS FARGO

May 17, 2022

INTERNATIONAL-MATEX TANK TERMINALS LLC
OPERATING ACCOUNT
400 POYDRAS ST STE 3000
NEW ORLEANS LA 70130 - 6902

Dear INTERNATIONAL-MATEX TANK TERMINALS LLC:

This letter is to confirm the information we have on file for INTERNATIONAL-MATEX TANK TERMINALS LLC as of MAY 17, 2022.

- Account number: 4004121018
- Account type: Checking
- ACH routing number: 121000248
- Wire routing number: 121000248
- SWIFT/BIC code: WFBIUS6S
- Bank name and address: Wells Fargo Bank, 420 Montgomery Street, San Francisco, CA 94104

If you have questions, please call me at (904) 634-6355, Monday through Friday, 8:00 a.m. to 5:00 p.m. Eastern Time. Reference case number 61597234

Thank you.

Kisha Curry
Dedicated Client Service Officer, AVP
Customer Care for Businesses Service Office

Important notice
This letter is provided to the above referenced customer at their request. Wells Fargo Bank, N.A. ("Wells Fargo", "we", "us") does not represent and warrant that the information provided is complete or accurate, and any errors or omissions in the information shall not be a basis for a claim against us. The information may not disclose the entire relationship between the customer and Wells Fargo. The information is subject to change without notice. This letter does not constitute a guarantee or other credit support of any nature, nor do we accept any duty, responsibility, liability, or obligation to any party that may arise from providing this letter, including any reliance upon the information or for any loss or damage that may result. The customer agrees to indemnify, defend, and hold Wells Fargo harmless from and against any claim resulting from the disclosure and use of the information.

© 2022 Wells Fargo Bank, N.A. All rights reserved. Member FDIC.

Exhibit C

FORM OF

BILL OF SALE

This Bill of Sale (this “Bill of Sale”) is entered into as of June 26, 2025 by Bayonne Plant Holding, L.L.C., a Delaware limited liability company (“Seller”), in favor of Fermi Equipment Holdco, LLC, a Delaware limited liability company (“Buyer”). This Bill of Sale is made pursuant and subject to that certain Equipment Purchase Agreement (the “Purchase Agreement”) dated June 26, 2025 by and between Seller and Buyer, to transfer the Purchased Assets as defined in Section 1.01 and Exhibit A of the Purchase Agreement. Any capitalized term used but not defined in this Bill of Sale shall have the meaning set forth in the Purchase Agreement.

1. Conveyance. For good and valuable consideration in the form and amount paid under Section 1.02 of the Purchase Agreement, the receipt and adequacy of which Seller hereby acknowledges, Seller hereby irrevocably sells, assigns, transfers, conveys, grants, bargains, and delivers to Buyer, all of its right, title, and interest in and to the Purchased Assets free and clear of all Encumbrances (as defined in the Purchase Agreement).

2. Disclaimer of Warranties. THE PURCHASED ASSETS ARE HEREBY SOLD “AS IS, WHERE IS AND WITH ALL FAULT”. BUYER ACKNOWLEDGES THAT THE PURCHASED ASSETS ARE CURRENTLY INOPERABLE AND REQUIRE SUBSTANTIAL INVESTMENT AND REPAIR BY BUYER TO RETURN TO OPERABILITY. SELLER MAKES NO WARRANTY, STATUTORY, EXPRESSED OR IMPLIED, WITH RESPECT TO THE MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION, QUALITY OR DURABILITY OF THE PURCHASED ASSETS OR ANY PART THEREOF. BUYER HEREBY FOREVER RELEASES SELLER FROM ANY LIABILITY, CLAIM, LOSS, DAMAGE, COST OR EXPENSE, FORESEEN OR UNFORESEEN, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE, ARISING FROM OR IN CONNECTION WITH THE CONDITION OF THE PURCHASED ASSETS OR ANY USE THEREOF AND BUYER EXPRESSLY WAIVES ANY IMPLIED WARRANTIES (A) AGAINST DEFECTS OR VICES OR HIDDEN OR LATENT DEFECTS WITHIN THE PURCHASED ASSETS, (B) THE PURCHASED ASSETS BEING FIT FOR THEIR ORDINARY USE OR FOR BUYER’S INTENDED USE OR PARTICULAR PURPOSE, (C) THE PRESENCE OF ASBESTOS AND OTHER HAZARDOUS SUBSTANCES IN THE PURCHASED ASSETS, (D) THE COST OF RETURNING THE PURCHASED ASSETS TO OPERABILITY OR FROM REMOVING AND TRANSPORTING THE PURCHASED ASSETS OR (E) ANY OTHER MATTER RELATED TO THE PHYSICAL CONDITION OR FITNESS OF THE PURCHASED ASSETS, AND BUYER HEREBY RELEASES SELLER FROM ANY AND ALL LIABILITY IN CONNECTION THEREWITH. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 2 SHALL LIMIT OR DISCLAIM ANY EXPRESS REPRESENTATIONS OR WARRANTIES OF SELLER SET FORTH IN THE PURCHASE AGREEMENT.

3. Further Assurances. Seller, for itself and its successors and assigns, hereby covenants and agrees that, at any time and from time to time at Buyer’s written request, Seller will do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged, and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances as may be reasonably required by Buyer in order to assign, transfer, set over, convey, assure, and confirm unto and vest in Buyer and its successors and assigns title to the Purchased Assets sold, conveyed, and transferred by this Bill of Sale, and to give effect to the transactions contemplated hereby.

4. Governing Law. This Bill of Sale is governed by, and construed in accordance with, the laws of the State of New Jersey, United States of America.

5. Incorporation of Agreement. This Bill of Sale incorporates by reference all of the terms of the Purchase Agreement, including but not limited to Seller’s and Buyer’s representations, warranties, covenants, and agreements relating to the Purchased Assets, as if each term was fully set forth herein. In the event of conflict between the terms of the Purchase Agreement and the terms of this Bill of Sale, the terms of the Purchase Agreement govern and control.

6. Counterparts. This Bill of Sale may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Bill of Sale delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Bill of Sale.

IN WITNESS WHEREOF, Seller and Buyer have each duly executed and delivered this Bill of Sale as of the date first written above.

Bayonne Plant Holding, L.L.C.

By:
Name:	Christopher Partridge
Title:	Authorized Officer

Fermi Equipment Holdco, LLC

By:
Name:	Griffin Perry
Title:	Authorized Officer

Exhibit D

SELLER CERTIFICATE

SECRETARY’S CERTIFICATE

OF

BAYONNE PLANT HOLDING, L.L.C.

I, Richard B. Jurisich Jr., Secretary of Bayonne Plant Holding, L.L.C., a Delaware limited liability company (the “Company”), pursuant to Section 1.04(a)(ii) of that certain Equipment Purchase Agreement dated as of June 26, 2025 (the “Agreement”), among the Company and Fermi Equipment Holding, L.L.C., do hereby certify on behalf of the Company that attached hereto as Exhibit A is a true, complete and correct copy of the Written Consent of the Managing Member of the Company adopted on June 26, 2025.

[signature appears on the following page]

IN WITNESS WHEREOF, the undersigned has signed this Certificate on behalf of the Company, and not in any personal capacity, as of the date first written above.

BY:
RICHARD B. JURISICH JR
Secretary

WRITTEN CONSENT OF THE MANAGING MEMBER

OF

BAYONNE PLANT HOLDING, L.L.C.

June 26, 2025

The undersigned, being the managing member (“Managing Member”) of Bayonne Plant Holding, L.L.C., a Delaware limited liability company (the “Company”), acting without a meeting and within its authority pursuant to the provisions of the Delaware Limited Liability Company Act, Art. 6 Del. C §§ 18-101, et seq., and the Third Amended and Restated Limited Liability Company Agreement dated as of June 1, 2018, hereby consents to, authorizes and adopts the following resolutions:

WHEREAS, the undersigned is the sole and Managing Member of the Company.

WHEREAS, the Managing Member deems it in the best interests of the Company to enter into that certain Equipment Purchase Agreement and such other documents attached to and contemplated therein (collectively the “EPA”), wherein for the price and sum of $18,000,000.00 all cash, the Company will sell to Fermi Equipment Holdco, LLC, a Delaware limited liability company, certain power generating turbines consisting of three (3) GE Gas Turbine Generators and one (1) GE Steam Turbine Generator together with associated equipment, spare parts, and other components, all as more fully set forth in the EPA, a specimen of which is attached hereto as Exhibit A.

WHEREAS, upon review and consideration of the terms and conditions of the EPA, the Managing Member deems the execution, delivery and performance of the EPA to be in the best interests of the Company.

NOW, THEREFORE, BE IT:

RESOLVED, that the form, terms and provisions of the EPA substantially in the form of Exhibit A are hereby approved; and be it;

FURTHER RESOLVED, that each of Christopher Partridge, Senior Vice President – Corporate Development & Innovation and/or Richard B. Jurisich Jr., Secretary and General Counsel of the Company (the “Authorized Officers”) be and are hereby authorized and empowered, in the name and on behalf of the Company to make or cause to be made, and to execute and deliver, the EPA, and all such additional agreements, documents, instruments and certifications, and to do or cause to be done all such acts and things, and to take all such steps, and to make all such payments and remittances, and to obtain any and all approvals and consents that may be required or, in all cases, as any one or more of such Authorized Officers may at any time or times deem necessary or desirable in connection with, or in furtherance of, the transactions contemplated by these resolutions in order to carry out their full intent and purposes.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned Managing Member has executed this written consent as of the date first above written.

IMTT-Bayonne LLC

By:
Carlin Conner, President and Chief Executive Officer

By:
Matthew Rosenboom, Senior Vice President- Chief Financial Officer

Exhibit E

BUYER CERTIFICATE

BUYER’S

OFFICER CERTIFICATE

June 26, 2025

This Buyer’s Certificate (this “Certificate”) is delivered pursuant to Section 1.04(b)(iii) of that certain Equipment Purchase Agreement dated as of June 26, 2025, (the “EPA”), as amended, by and between Fermi Equipment Holdco, LLC, a Delaware limited liability company (“Buyer”), and Bayonne Plant Holding, L.L.C., a Delaware limited liability company (“Seller”).

The undersigned, in his capacity as an authorized officer of Buyer and not in his individual capacity, does hereby certify on behalf of Buyer to Seller that:

(1)	attached hereto as Annex A is a true and complete copy of the resolutions of Buyer’s member authorizing the execution and delivery by Buyer of the EPA and the agreements contemplated thereby and approving the consummation of the contemplated transactions; and

(2)	the person named on Annex B is an authorized officer of Buyer who is authorized to sign the EPA and the signature opposite the name of such authorized officer is the correct and genuine signature of such authorized officer.

All capitalized terms not otherwise defined in this Certificate have the meanings assigned to them in the EPA.

[Signature Page Follows]

IN WITNESSETH WHEREOF, the undersigned, on behalf of Buyer, has executed this Certificate as of the date first written above.

Name:	Griffin Perry
Title:	Authorized Officer

[Signature Page to Buyer’s Officer Certificate]

Annex A

Resolutions of Buyer

FERMI EQUIPMENT HOLDCO, LLC

WRITTEN CONSENT

OF THE

MEMBER

June 26, 2025

The undersigned, being the sole member (the “Member”) of Fermi Equipment Holdco, LLC, a Delaware limited liability company (the “Company”), hereby waives any and all requirements for calling, giving notice of and holding a special meeting and, in lieu of such special meeting and pursuant to the Texas Business Organizations Code and the Limited Liability Company Agreement of the Company, dated as of May 30, 2025, hereby consents to the adoption of the following resolutions:

Relating to the Equipment Purchase Agreement

WHEREAS, the Member is the sole member of the Company;

WHEREAS, the Member desires for the Company to enter into that certain Equipment Purchase Agreement attached thereto substantially in the form attached hereto as Exhibit A (the “EPA”), and such other documents as attached to and contemplated by the EPA (such documents, collectively with the EPA, the “Transaction Documents”), pursuant to which, among other things, the Company, subject to the terms and conditions set forth therein, will purchase the Purchased Assets (as defined in the EPA), from Bayonne Plant Holding, L.L.C., a Delaware limited liability company (“EPA Seller”), pursuant to and in accordance with the transactions set forth in the Transaction Documents (such transactions the “Contemplated Transactions”);

WHEREAS, in accordance with the terms of the EPA and as consideration for the purchase of the Purchased Assets, the Company will, on the Closing Date (as defined in the EPA), subject to the terms and conditions set forth in the EPA, pay the Purchase Price (as defined in the EPA) to EPA Seller; and

WHEREAS, the Member deems it to be in the best interests of the Company for the Company to enter into the Transaction Documents, perform their respective obligations thereunder and consummate the Contemplated Transactions and pay the Purchase Price upon the execution of the EPA.

NOW, THEREFORE, BE IT RESOLVED, that the execution, delivery and performance of the Transaction Documents and the consummation of the Contemplated Transactions, be, and each hereby is, authorized and approved.

RESOLVED FURTHER, that the form, terms and provisions of the Transaction Documents are hereby approved and adopted in all respects.

RESOLVED FURTHER, that the execution, delivery and performance by the Company of the Transaction Documents and all transactions contemplated thereby are hereby approved and adopted in all respects.

RESOLVED FURTHER, that each of Griffin Perry and Tony Neugebauer (each, an “Authorized Officer”) are hereby severally authorized and empowered to execute and deliver the Transaction Documents and effectuate the Contemplated Transactions, for and on behalf of the Company with such changes, modifications or amendments thereto as such Authorized Officer deems necessary and appropriate in his or her sole discretion, such authority and necessity being conclusively evidenced by such Authorized Officer’s execution and delivery thereof.

Relating to Further Authorizations and Prior Actions

RESOLVED FURTHER, that each Authorized Officer is hereby authorized and directed to take or cause to be taken all such further action and to sign, execute, acknowledge, certify, deliver, accept, record and file all such further instruments and agreements, and to take any and all actions including the payment of amounts required to be made under the Transaction Documents or in connection with the Contemplated Transactions, as in their judgment shall be necessary, desirable or advisable in order to carry out the intent, and to accomplish the purposes, of the foregoing resolutions.

RESOLVED FURTHER, that all actions taken prior hereto by the Authorized Officers in the name and on behalf of the Company in connection with the transactions contemplated hereby and matters related thereto are hereby approved, ratified, confirmed and adopted as if each such act had been presented to and approved by the undersigned prior to being taken.

[Signature Page Follows]

[Signature Page to Buyer’s Officer Certificate]

IN WITNESS WHEREOF, the undersigned have executed this consent as of the date first above written.

MEMBER:

fERMI LLC

By:
Name:	Griffin Perry
Title:	Authorized Officer

Annex B

Authorized Persons & Specimen Signatures

NAME	TITLE	SIGNATURE

Griffin Perry	Authorized Officer	_____________________________

Exhibit F

REQUIRED INSURANCE

1.	Commencing as of the Closing Date and continuing through the date the Buyer completes the Pick Up and related removal of waste and debris from Seller’s Site in accordance with Section 5.03 of the Agreement, Buyer shall procure, pay for at its sole expense, and maintain in full force and effect the coverages listed below. All policies shall be written by insurance companies that have a financial rating of “A” or better according to “Best’s Key Rating Guide.” Buyer shall provide a copy of their current insurance certificate evidencing the minimum amounts in accordance with the specifications and requirements as follows:

a.	Commercial General Liability insurance, which shall include coverage for Contractual Liability (Endorsements such as ISO Form CG 21 39 10 93 Contractual Liability Limitation or similar type endorsements are not acceptable), of at least $2,000,000 per occurrence.

b.	Commercial Automobile Liability insurance covering all owned, hired, and non-owned vehicles with a single limit for bodily injury and property damage liability of at least $1,000,000 per accident or occurrence.

c.	Workers’ Compensation and Employer’s Liability insurance covering employees engaged in operations hereunder in compliance with all applicable state and federal laws, including Workers’ Compensation insurance as required by law and Employer’s Liability insurance of at least $1,000,000.

d.	All Risk Property insurance with respect to the Purchased Assets and all other property of Buyer and its Representatives located at the Seller Site in the full replacement value thereof and subject to a deductible not exceeding $50,000.

e.	Pollution Liability Coverage with limits of at least $2,000,000 per occurrence.

f.	It is acceptable to provide the total required limits above through a combination of primary and excess insurance coverage limits.

2.	Before entering the Seller Site, Buyer shall furnish Seller an executed Certificate of Insurance evidencing the Buyer’s insurance on a form satisfactory to Seller. Buyer shall cause each insurer to agree to give Seller at least thirty (30) days’ notice of cancellation of such policies. Upon receipt of any notice of cancellation, or if Seller otherwise becomes aware of a material change or cancellation of such policies, Seller shall have the right to suspend access to Seller’s Site pending Buyer replacing such insurance coverage. Seller’s failure to notice or object to a nonconforming certificate shall not be a waiver of its rights to insist on correct coverage.

3.	All insurance policies of Buyer and its Representatives that provide coverage with respect to their activities on the Seller Site or the Purchased Assets shall:

a.	List Seller Indemnities (as defined in Section 6.03 of the Agreement) as an additional insured (except for worker’s compensation and property casualty) with such additional insured coverage including coverage for the sole or concurrent negligence of the additional insured and not being restricted to (i) “ongoing operations,” (ii) coverage for vicarious liability, or (iii) circumstances in which the named insured is partially negligent;

b.	Waive subrogation as to Seller Indemnitees; and

c.	If providing liability coverage, be primary and non-contributory to any insurance of Seller Indemnitees.

4.	The provisions of this Exhibit F and the limits and coverages of any insurance obtained by Buyer shall in no way limit any indemnity obligations of Buyer under the Agreement.

5.	Although the scope of the Parties’ insurance obligations is defined by reference to the risks and liabilities assumed under the Agreement, the insurance provisions of the Agreement are within that scope, to the extent required to maximize their effectiveness: (a) separately and independently enforceable and (b) distinct and severable from any release, defense, hold harmless, or indemnity obligations in the Agreement.

6.	Any questions on these requirements can be emailed to IMTT’s Risk Management Group at insurancerisk@imtt.com. Email is the preferred mode of communication.

7.	Certificate Holder: Bayonne Plant Holding, L.L.C., 400 Poydras Street, Suite 3000, New Orleans, Louisiana 70130.

Exhibit G

FORM OF

CONTRACTOR ACCESS AGREEMENT

INTERNATIONAL-MATEX TANK TERMINALS LLC

CONTRACTOR SITE ACCESS AGREEMENT

This SITE ACCESS AGREEMENT (the “Agreement”) is entered into effective as of ____, 2025 (the “Effective Date”), by and between International-Matex Tank Terminals LLC, its subsidiaries, and affiliates1 (collectively, “IMTT”) and ________ (“Company”) and its employees, contractors, agents, or invitees (“Company Personnel”). Company herein agrees as follows:

1.	From and after the date of this Agreement, subject to the other provisions of this Agreement, Company is hereby granted permission to access the property, including marine terminal facilities, of IMTT (the “Facilities”) for the sole purpose of performing work and services or utilizing the Facilities for ingress, egress, or for other purposes as set forth herein (“Right of Access”). Notwithstanding the foregoing, IMTT shall have full and complete access to the Facilities at any time and for any reason. IMTT shall have the right, at its option and without incurring any liability, to accompany Company Personnel whenever they are on site at the Facilities.

2.	At all relevant times herein, Company shall abide by all rules and regulations promulgated by IMTT, including all IMTT safety rules, regulations, and operating policies. In addition, Company shall be familiar with and comply with all applicable local, state, and federal laws, ordinances, rules, and regulations (collectively, “Laws”).

3.	Company represents and warrants to IMTT that:

a.	all work and services shall be performed (i) efficiently, with the utmost skill, care and diligence, in a good and workmanlike manner, in accordance with the terms of Agreement, any applicable work orders, IMTT’s policies, and the highest industry standards of performance, all in good faith, promptly, with due diligence and competence; (ii) in accordance with applicable laws whether existing or hereafter enacted; and (iii) with fully trained personnel, including contractors, capable of safely and efficiently performing its work and services.

b.	Company shall coordinate its access to the Facilities with IMTT so as not to unreasonably interfere with the conduct of business by IMTT.

c.	Company Personnel shall be properly trained in their work as well as environmental, health and safety practices and shall otherwise be competent to work or traverse a marine terminal environment.

d.	Company shall provide any necessary supervision of Company Personnel while on IMTT property.

e.	Company will provide Company Personnel with all necessary or required safety equipment and training necessary for Company Personnel to perform their work or to traverse IMTT properties or facilities.

1 This Agreement is signed on behalf of International-Matex Tank Terminals LLC and its affiliated and related entities, including IMTT-Bayonne LLC, Bayonne Plant Holding, L.L.C., IMTT Epic LLC, IMTT-Geismar, IMTT-Illinois LLC, IMTT-Richmond-CA, and IMTT-Virginia LLC.

4.	Company agrees that the permission herein granted is temporary in nature and may be terminated or revoked by IMTT in its sole and absolute discretion for any reason by serving notice (verbally or otherwise) to Company of the effective date of such termination; provided that if such notice is verbal, confirmation in writing is required within five (5) days of the notice. Company shall, notwithstanding such termination or revocation, be liable to IMTT for all liability accrued or arising prior to such termination or revocation becoming effective. Written notice shall be delivered to Company as set forth below, by registered or certified mail, postage prepaid:

<<VendorName>>
<<Address1>>
<<CITY>>, <<STATE>> <<ZIP>>
<<COUNTRY>>
Attention: <<Attention>>
Email: <<EMAIL>>
Telephone: <<PHONE>>

Notice may be given at such other place or to such other person as the Company may designate to IMTT in writing. Notwithstanding the above, IMTT, in its sole discretion, may deny Company Personnel access or remove Company Personnel from IMTT property at any time and for any reason.

5.	Company shall keep the Facilities and other assets owned or operated by IMTT free and clear of all liens and other encumbrances relating to or arising in connection with Company’s Right of Access under this Agreement. If such a lien is filed, IMTT shall have the right, but not the obligation, to cause such lien to be released, and Company shall reimburse IMTT for all of IMTT’s costs (including, but not limited to, reasonable attorneys’ fees) incurred in connection therewith promptly upon demand by IMTT. In addition, Company hereby releases, protects, indemnifies, defends, and holds harmless IMTT Group (as defined below) from and against any and all such liens and related claims.

6.	IMTT authorizes Company or its representative to release any and all site assessment information, analytical data, or other information obtained during the Right of Access to the appropriate government agencies. Company shall provide IMTT or IMTT’s representative with copies of all such data and information, as well as all test results and copies of all assessment reports produced by Company or its representatives pertinent to the Facilities.

7.	Upon the termination or revocation of this Agreement, Company shall, at its sole cost and expense and without any cost or expense to IMTT, (a) repair all damage done to the Facilities or other assets of IMTT (including any real property) caused by Company Personnel, (b) restore the Facilities (including the real property and other assets associated therewith) to the approximate same or better condition than it was in prior to commencement of the Right of Access under this Agreement, (c) remove all equipment, tools or other property brought onto the Facilities in connection with Company Personnel’s Right of Access hereunder, and (d) dispose of any waste or trash generated by or on behalf of Company Personnel in a lawful manner. Any disturbance to the Facilities (including the real property and other assets associated therewith) resulting from the exercise by Company Personnel of the access rights granted hereunder will be corrected by Company as soon as reasonably practicable.

8.	Should Company charge any costs or expenses to IMTT related to the Right of Access, Company shall reimburse IMTT for all such charges, costs, and expenses.

9.	Company shall release, protect, indemnify, defend, and hold harmless International-Matex Tank Terminals LLC, its employees, partners, subsidiaries, affiliates, customers, and the respective contractors, invitees, agents, representatives, employees, officers, and directors of the foregoing (hereinafter “IMTT Group”), from any and all claims, actions, demands, suits, judgments, and causes of action of any kind or character, whether in tort or in contract, as well as contractual claims of anyone filed against IMTT, (including all costs, attorney’s fees, interest and expenses including all such costs incurred in pursuing defense and indemnity or additional insured coverage under this Agreement) (collectively “Claims”) made in connection with, or related to, or arising out of the Right of Access, Company Personnel’s presence on or within the Facilities, or services performed on or within the Facilities, or services performed elsewhere covered by this Agreement, without regard to the cause thereof, WHETHER ARISING OUT OF OR RELATED TO INGRESS/EGRESS, LOADING/UNLOADING OF PERSONNEL OR CARGO, ANY PRESENCE ON ANY PREMISES (WHETHER LAND, BUILDING, VEHICLE, PLATFORM, AIRCRAFT, VESSEL OR OTHERWISE) OWNED, OPERATED, CHARTERED, LEASED, USED, CONTROLLED OR HIRED BY ANY MEMBER OF EITHER IMTT GROUP OR COMPANY PERSONNEL, AND EVEN IF CAUSED BY PRE-EXISTING CONDITIONS, DEFECT, OR RUIN OF PREMISES OR EQUIPMENT, UNSEAWORTHINESS, UNAIRWORTHINESS, STRICT LIABILITY, REGULATORY OR STATUTORY LIABILITY, PRODUCTS LIABILITY, BREACH OF REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED), BREACH OF DUTY (LEGAL, STATUTORY, CONTRACTUAL, EQUITABLE, OR OTHERWISE), ANY THEORY OF TORT, BREACH OF CONTRACT, FAULT, THE NEGLIGENCE OF ANY DEGREE OR CHARACTER (WHETHER SOLE, JOINT, OR CONCURRENT; ACTIVE, OR PASSIVE) OF ANY PARTY OR PARTIES, INCLUDING IMTT GROUP, excluding Claims to the extent caused by a party’s own gross negligence or willful misconduct. “Claims” shall, however, exclude any Claim to the extent Bayonne Plant Holding, L.L.C. has assumed responsibility for such Claim under Section 6.02 of that certain Equipment Purchase Agreement, dated June 26, 2025, between Bayonne Plant Holding, L.L.C., as seller, and Fermi Equipment Holdco, LLC, as buyer.

a.	Company’s indemnity obligations under this Agreement shall be supported (but shall not be limited) by liability insurance with minimum limits and coverages not less than those required to be obtained by Company pursuant to Exhibit A.

b.	IMTT shall have the right, at its option, to participate in the defense of any such suit without relieving the Company of its indemnity obligation hereunder.

c.	In any jurisdiction wherein a provision (or a contract containing a provision) requiring Company to indemnify IMTT Group against the consequences of the negligence of IMTT Group would be void or unenforceable, the foregoing indemnification provisions of this Section 9 shall be deemed to apply only to such matters, excluding the negligence of IMTT, as may be validly indemnified against in any such jurisdiction.

10.	Company shall meet the insurance requirements as specified in Exhibit A of this Agreement.

11.	Company acknowledges that all Company Personnel are bound by the terms of this Agreement.

12.	Execution of this Agreement shall not be construed to create an employer/employee relationship, nor a contractor/contractee relationship, nor any form of agency relationship between or among the parties, and all persons or entities exercising the Right of Access shall be deemed agents, servants, or employees of Company and that none of such persons or entities shall be deemed agents, servants, or employees of IMTT. Each of the undersigned represents and warrants that it is authorized to execute this Agreement on behalf of the respective parties to this Agreement and that this Agreement, when executed by those parties, shall become a valid and binding obligation, enforceable in accordance with its terms.

13.	Company agrees that the terms, provisions, and conditions hereof shall extend to, be binding upon and inure to the benefit of the parties hereto, their successors and assigns; provided, however, that Company shall not assign any of its rights, privileges, duties, or obligations hereunder without prior written consent of IMTT.

14.	Company shall immediately provide verbal and written notice to IMTT and, to the extent required, to the applicable governmental authorities, of any accidents or occurrences resulting in illness or injuries to any persons or damage to any property (including the Facilities), including pollution or contamination, which accidents or occurrences are in any way arising out of or related to the Right of Access granted hereunder. Company shall also promptly furnish IMTT with a copy of reports made by Company to Company’s insurer or to others of such accidents and occurrences, including statements and any other investigative material.

15.	This Agreement may not be assigned by Company without the prior written consent of IMTT, which consent may be withheld in IMTT’s sole discretion; provided that any assignment of this Agreement by Company shall not relieve Company of any of its primary obligations or responsibilities under this Agreement.

16.	The provisions of this Agreement shall be governed by the Laws of the state where the IMTT property is located and for which this Right of Access has been granted without regard to that state’s principles of conflicts of laws.

17.	If there are any conflicts between the provisions of this Agreement and any work order, exhibit, appendix, Company’s work ticket, invoice, statement, published rate schedule, or any other type of document or memoranda, whether written or oral, between IMTT and Company: (i) this Agreement shall control to the extent of the conflict and (ii) this Section 17 shall serve as IMTT’s rejection of any such inconsistent terms. This primacy shall apply regardless of any alleged incorporation into this Agreement, the relative dates of any documents, or any action/inaction by IMTT in response to such documents.

18.	This Agreement contains a complete expression of the agreement between the parties regarding the subject matter hereof; and there are no promises, representations, or inducements, verbal or written, except such as are herein provided with respect to such subject matter. The terms of this Agreement cannot be amended, supplemented, or otherwise modified except by the written agreement of the parties. IMTT’s field personnel are not authorized to modify this Agreement or to bind IMTT to risk allocation provisions.

19.	If any term or other provision of this Agreement is held invalid, illegal, or incapable of being enforced under any rule of law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner with respect to either party.

IN WITNESS WHEREOF, this Agreement is executed in duplicate originals as of the Effective Date.

Company

By:

Title:

EXHIBIT A - INSURANCE REQUIREMENTS

8.	During all periods that any member of Company Personnel is on or at the Facilities, Company shall procure, pay for at its sole expense, and maintain in full force and effect throughout the term of the Agreement the coverages listed below. All policies shall be written by insurance companies that have a financial rating of “A” or better according to “Best’s Key Rating Guide.” Company shall provide a copy of their current insurance certificate evidencing the minimum amounts in accordance with the specifications and requirements as follows:

g.	Commercial General Liability insurance, which shall include coverage for Contractual Liability (Endorsements such as ISO Form CG 21 39 10 93 Contractual Liability Limitation or similar type endorsements are not acceptable), of at least $2,000,000 per occurrence.

h.	Commercial Automobile Liability insurance covering all owned, hired, and non-owned vehicles with a single limit for bodily injury and property damage liability of at least $1,000,000 per accident or occurrence.

i.	Workers’ Compensation and Employer’s Liability insurance covering employees engaged in operations hereunder in compliance with all applicable state and federal laws, including Workers’ Compensation insurance as required by law and Employer’s Liability insurance of at least $1,000,000.

j.	It is acceptable to provide the total required limits above through a combination of primary and excess insurance coverage limits.

9.	Before entering the Facilities, Company shall furnish IMTT an executed Certificate of Insurance evidencing the Company’s insurance on a form satisfactory to IMTT. Company shall cause each insurer to agree to give IMTT at least thirty (30) days’ notice of cancellation of such policies. Upon receipt of any notice of cancellation, or if IMTT otherwise becomes aware of a material change or cancellation of such policies, IMTT shall have the right to immediately terminate this Agreement and revoke any Right of Access. IMTT’s failure to notice or object to a nonconforming certificate shall not be a waiver of its rights to insist on correct coverage.

10.	All insurance policies of Company that are directly related to the Right of Access and required by this Agreement shall:

d.	List IMTT Group as an additional insured (except for worker’s compensation) with such additional insured coverage including coverage for the sole or concurrent negligence of the additional insured and not being restricted to (i) “ongoing operations,” (ii) coverage for vicarious liability, or (iii) circumstances in which the named insured is partially negligent);

e.	Waive subrogation as to IMTT Group; and

f.	Be primary and non-contributory to any insurance of IMTT Group.

11.	The provisions of this Exhibit A and the limits and coverages of any insurance obtained by Company shall in no way limit any indemnity obligations of Company.

12.	Although the scope of the Parties’ insurance obligations is defined by reference to the risks and liabilities assumed under this Agreement, the insurance provisions of this Agreement are within that scope, to the extent required to maximize their effectiveness: (a) separately and independently enforceable and (b) distinct and severable from any release, defense, hold harmless, or indemnity obligations in the Agreement.

13.	Any questions on these requirements can be emailed to IMTT’s Risk Management Group at insurancerisk@imtt.com. Email is the preferred mode of communication.

14.	Certificate Holder: International-Matex Tank Terminals LLC, 400 Poydras Street, Suite 3000, New Orleans, Louisiana 70130.

Exhibit H

DISCLOSURE SCHEDULES

Schedule 3.05

Legal Proceedings; Governmental Orders

On June 12, 2025, Seller issued a letter to BG3 Consulting and Construction LLC, Control Services LLC and Westfield Resources, LLC directing these parties to cease and desist from claiming to have the authority to sell the Purchased Assets or representing themselves as in any way to be the agent or representative of Seller or its Affiliates. A copy of this letter was furnished to Buyer’s counsel. Seller reserved all rights, claims and defenses in the letter.

Exhibit I

SELLER’S SITE